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                                                                     EXHIBIT 8.1


                     [Letterhead of Cox Hallett Wilkinson]


[ ____________ ], 2001

American Eagle Tankers Inc. Limited
15 Exchange Place
Suite 110
Jersey City, New Jersey 07302

Dear Sirs,

     You have requested our opinion regarding certain Bermuda tax considerations in connection with the offering of common shares of par value US$1.00 each directly or in the form of Singapore Depositary Receipts (the "Common Shares"), of American Eagle Tankers Inc. Limited, a company incorporated under the laws of the Bermuda (the "Company"), pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") on Form F-1 (File No. ) (the "Registration Statement").

     In our opinion, statements in the prospectus forming part of the Registration Statement (the "Prospectus") under the heading "TAXATION - Bermuda Tax Considerations" to the extent they state matters of law or legal conclusions and subject to the qualifications and limitations contained therein, fairly discuss the principal Bermuda tax consequences that are likely to be material to a beneficial owner of the Common Shares or the Singapore Depositary Receipts, and are incorporated and adopted herein as part of our opinion.

     This opinion is confined to and given on the basis of the laws of Bermuda, and we express no opinion in respect of those matters governed by or construed in accordance with the law of any jurisdiction other than Bermuda.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the summarization of our advice referred to in the Prospectus under the heading "ENFORCEABILITY OF CIVIL LIABILITIES" and the reference to the name of our firm therein, without thereby admitting that we are "experts" under the Act or the rules and regulations of the Securities and Exchange Commission thereunder for purposes of any part of the Registration Statement.

Yours faithfully,
COX HALLETT WILKINSON